SECOND AMENDMENT TO LEASE

AGREEMENT made as of the 20th day of January, 2009 by and between RECHLER EQUITY B-1 LLC, a Delaware limited liability company having its principal office at c/o Rechler Equity Partners, 225 Broadhollow Road, Melville, New York 11747 (hereinafter called "Landlord"), and CHYRON CORPORATION, a New York corporation having its principal office at 5 Hub Drive, Melville, New York 11747 (hereinafter called "Tenant").

RECITALS

WHEREAS, Reckson Associates, a predecessor-in-interest to Landlord, and Tenant entered into an Agreement of Lease dated as of May 9, 1994 (the "Original Lease") for the lease of 46,665 square feet of space (the "Demised Premises" or "Premises") in the building located at 5 Hub Drive, Melville, New York (the "Building");

WHEREAS, REP B LLC, a predecessor-in-interest to Landlord, and Tenant entered into an First Amendment to Lease dated as of November 20, 2003 (the "First Amendment"); whereby, among other things, the term of the Lease was extended to and including June 30, 2009; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease to and including July 31, 2019 (the "Extended Expiration Date").

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1 The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

1.3 The term "Lease", as used herein, shall mean and refer to the Original Lease, as modified and amended by the First Amendment.

ARTICLE II

Lease Modifications

The Lease is and shall be modified and amended as follows:

2.1 Term. (a) Effective as of the date hereof, Article 1 of the Lease, as modified and amended pursuant to the provisions of Section 2.1.1 of the First Amendment, is hereby further modified and amended to provide that the term of the Lease is extended to and including the Extended Expiration Date, unless sooner terminated pursuant to any of the provisions of the Lease. Effective as of the date hereof, all references made to the "Expiration Date" in the Lease shall mean and refer to the Extended Expiration Date.

2. 2 Rent. Effective as of the date hereof, Article 3(a) of the Lease, as modified and amended pursuant to the provisions of Section 2.1.2 of the First Amendment, is hereby further modified and amended to reflect that Tenant shall pay Rent for the Demised Premises as follows:

(a) from the date hereof to and including June 30, 2009, Rent shall be payable in accordance with the Rent schedule set forth in Section 2.1.2(b) of the First Amendment;

(b) from July 1, 2009 to and including the Extended Expiration Date, Rent shall be payable as follows:

From July 1, 2009 to and including June 30, 2010, Rent shall be $536,647.56, payable in equal monthly installments of $44,720.63.

From July 1, 2010 to and including June 30, 2011, Rent shall be $555,430.20, payable in equal monthly installments of $46,285.85.

From July 1, 2011 to and including June 30, 2012, Rent shall be $574,870.20, payable in equal monthly installments of $47,905.85.

From July 1, 2012 to and including June 30, 2013, Rent shall be $594,990.72, payable in equal monthly installments of $49,582.56.

From July 1, 2013 to and including June 30, 2014, Rent shall be $615,815.40, payable in equal monthly installments of $51,317.95.

From July 1, 2014 to and including June 30, 2015, Rent shall be $637,368.84, payable in equal monthly installments of $53,114.07.

From July 1, 2015 to and including June 30, 2016, Rent shall be $659,676.84, payable in equal monthly installments of $54,973.07.

From July 1, 2016 to and including June 30, 2017, Rent shall be $682,765.44, payable in equal monthly installments of $56,897.12.

From July 1, 2017 to and including June 30, 2018, Rent shall be $706,662.24, payable in equal monthly installments of $58,888.52.

From July 1, 2018 to and including June 30, 2019, Rent shall be $731,395.44, payable in equal monthly installments of $60,949.62.

From July 1, 2019 to and including the Extended Expiration Date, the Rent shall be payable in one (1) monthly installment of $60,949.62.

(c) Provided Tenant is not in default beyond the applicable notice and cure period, Tenant shall be relieved of its obligation to pay the installment of Rent due with respect to the month of August, 2009.

2.3 Landlord Alterations. Tenant hereby acknowledges that all work which was required to be performed by Landlord under the Lease has been performed. Tenant accepts the Demised Premises in its current "as is" condition and acknowledges that Landlord shall not be obligated to perform any work or make any installations in order to prepare the Demised Premises for Tenant's continued occupancy, except that Landlord shall, at Landlord's cost and expense, perform the following work: (a) replace the heating ventilating and air conditioning units servicing the Demised Premises, (b) repair, seal and re-stripe the parking area, (c) repair all roof leaks, (d) repair the loading docks, (e) landscape the front entrance to the Demised Premises, (f) power wash the façade of the Building, (g) replace the rear deck door and outside meter room door, and (h) perform the work and make the installations set forth on Exhibit 1 annexed hereto (collectively, "Landlord's Work"). Tenant shall be responsible for moving the furniture in the Demised Premises (at Tenant's sole cost and expense) in order to permit Landlord to perform Landlord's Work. Tenant hereby acknowledges that Landlord's Work shall be performed while Tenant is occupying the Demised Premises. Tenant hereby acknowledges and agrees that Landlord shall not be liable for any inconvenience to Tenant or for interference with Tenant's business or use of the Demised Premises during the performance of Landlord's Work. Tenant and its employees, invitees, agents and contractors may use the Demised Premises during the performance of Landlord's Work at their own risk, and Landlord shall not be responsible for injury or damage to property occasioned by the performance of Landlord's Work unless same is due to Landlord's negligence or willful misconduct. Landlord shall promptly following the date hereof, file applications for the necessary building permits required for the performance of Landlord's Work and use due diligence to pursue the issuance of same. Notwithstanding anything to the contrary contained herein, if Landlord has not achieved substantial completion of Landlord's Work by the date that is nine (9) months following the date of issuance of a building permit for the performance of the Landlord's Initial Construction, and provided that such delay is not attributable to delays beyond the reasonable control of Landlord or tenant delay, then Tenant may deliver to Landlord written notice (the "Self Help Notice") of its intent to exercise its Self Help Remedy (as defined below). If Landlord has still not achieved substantial completion by the thirtieth (30th) day following effective delivery of the Self Help Notice, then Tenant may deliver to Landlord written demand to cease performance of the Landlord's Work, together with Tenant's written election to undertake the Self Help Remedy. The "Self Help Remedy" shall be the empowerment of Tenant to engage its own licensed, insured and reputable contractors and subcontractors for the purpose of completing the Landlord's Work, under the direction of Tenant. However, Tenant acknowledges and agrees that, with respect to any aspect(s) of the Landlord's Work that would affect, touch or concern the Building systems, Tenant shall only engage a contractor(s) or subcontractor(s) reasonably approved by Landlord for the performance of the subject work. If Tenant exercises the Self Help Remedy, then upon Tenant having achieved substantial completion, Landlord shall pay to Tenant, within thirty (30) days of tenant's invoice therefore (with reasonable backup documentation) the reasonable out-of-pocket expenses actually incurred by Tenant directly in connection with the Landlord's Work. In the event that Landlord fails to pay such invoice within ten (10) days after the date Tenant obtains a final, non-appealable judgment for same, Tenant may offset the amount of such invoices against ensuing payments of Rent (but in no event shall the offset against any particular installment of Rent exceed $20,000.00). Notwithstanding the foregoing, in the event of any dispute between the parties as to whether or not Tenant has the right to employ the Self Help Remedy, either party may submit such dispute to binding expedited arbitration conducted by the American Arbitration Association ("AAA"). The arbitration shall be commenced and held in the County of Suffolk at the AAA office or if none at another mutually agreeable location near the Building and shall be conducted before a single, independent arbitrator pursuant to their Commercial Arbitration Rules and Procedures. The arbitrator must be an individual with at least ten (10) years experience in the Nassau/Suffolk commercial real estate market. The sole issue before the arbitrator shall be whether Tenant is entitled to the employ the Self Help Remedy and in no event shall the arbitrator be empowered to award damages of any nature. The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

2.4 Taxes. Effective as of July 1, 2009, Article 5 of the Lease, as replaced pursuant to the provisions of Section 2.1.7 of the First Amendment is hereby modified and amended by deleting "2003/2004" in Article 5(a)(ii) and inserting "2009/2010" in lieu thereof.

2.5 Renewal Option. Effective as of the date hereof, the following is inserted as a new Article 37 of the Lease:

RENEWAL OPTIONS

37. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this lease for two (2) periods of five (5) years each (each, a "Renewal Term", and together, the "Renewal Terms") upon the following terms and conditions: (A) That at the time of the exercise of such right and at the commencement of each Renewal Term, Tenant shall not be in default (beyond applicable notice and cure periods provided in this lease for the cure thereof) under this lease; (B) That Tenant shall notify Landlord in writing that Tenant intends to exercise this option no earlier than the date that is twelve (12) months prior to then scheduled Expiration Date and no later than the date that is nine (9) months prior to then scheduled Expiration Date, TIME BEING OF THE ESSENCE with respect to such date; (C) That at the time of the exercise of such right and at the commencement of each Renewal Term, Tenant shall not have assigned this lease or sublet any portion of the Demised Premises, except to an entity taking pursuant to Article 16(C) of the Lease; (D) That the Renewal Terms shall be upon the same terms, covenants and conditions as in this lease provided, except that (i) there shall be no further option to extend this lease beyond the second Renewal Term referred to above; (ii) the Demised Premises shall be delivered in its then "as is@ condition; and (iii) the Rent to be paid by Tenant during each Renewal Term shall be as follows:

(a) During the first year of the first Renewal Term, the Rent shall equal the Fair Market Annual Minimum Rent (as hereinafter defined), but in no event less than $756,994.32. Said sum shall be payable in equal monthly installments.

(b) During each of the second through fifth years of the first Renewal Term, the Rent shall be increased by 3.5% per annum over the Rent payable for the prior year. Said sums shall be payable in equal monthly installments.

(c) During the first year of the second Renewal Term, the Rent shall equal the Fair Market Annual Minimum Rent (as hereinafter defined), but in no event less than the rental rate applicable for the last full calendar month prior to the Expiration Date. Said sum shall be payable in equal monthly installments.

(d) During each of the second through fifth years of the second Renewal Term, the Rent shall be increased by 3.5% per annum over the Rent payable for the prior year. Said sums shall be payable in equal monthly installments.

(E) "Fair Market Annual Minimum Rent" shall mean the rate Landlord generally receives for new leases for comparable space in the Building as of the date which is six (6) months prior the Expiration Date. Fair Market Annual Minimum Rent shall not mean "net effective rent to Landlord". In determining fair market annual minimum rent, no adjustment shall be made in consideration of and Tenant shall not be entitled to a credit for Tenant improvements, brokerage commissions, rent concessions and other concessions which Landlord may typically offer to other tenants. Landlord shall give Tenant notice of its determination of Fair Market Annual Minimum Rent or notice that the Rent shall be the minimum amounts set forth above on or before the date which is six (6) months prior to the then scheduled Expiration Date. In the event Tenant disputes Landlord's determination of Fair Market Annual Minimum Rent, and the parties cannot agree within thirty (30) days thereafter, Tenant, by written demand served upon Landlord within five (5) days after end of such thirty (30) day period, may commence arbitration strictly in accordance with the terms and conditions of this Subparagraph. If Tenant shall fail to demand arbitration as set forth above within said five (5) day period, Tenant shall be deemed to have accepted Landlord's determination of Fair Market Annual Minimum Rent. The sole issue to be determined by such arbitration shall be the Fair Market Annual Minimum Rent in accordance with this Subparagraph. Within thirty (30) days after such written demand, each party will obtain and deliver to the other, an appraisal (each, an "Appraisal") a licensed appraiser with at least ten (10) years experience in the Nassau/Suffolk commercial/industrial real estate market who is not an active real estate broker or salesperson. If there is less than a five (5%) difference between Fair Market Annual Minimum Rent determined by each Appraiser, the Fair Market Annual Minimum Rent shall be deemed to be the average of the two (2) determinations made by the Appraisers. If there is a five (5%) or greater difference between Fair Market Annual Minimum Rent determined by each Appraiser and the parties cannot agree upon the Fair Market Annual Minimum Rent within thirty (30) days of the delivery of the Appraisals, the two (2) Appraisers will select a third licensed appraiser meeting the same qualifications and the third appraiser shall select the determination contained in one of the two Appraisals. The appraisers will not have the power to add to, modify, detract from or alter in any way the provisions of this lease or any amendments or supplements to this lease. No appraiser is authorized to make an award for damages of any kind including, without limitation, an award for punitive, exemplary, consequential or incidental damages. Landlord and Tenant will pay for the services of its own appraiser and shall share the cost of the third appraiser, if applicable. The decision of the third appraiser will be final and non-appealable and may be enforced according to the laws of the State of New York. Notwithstanding anything to the contrary contained herein, in the event Tenant disputes Landlord's determination of the Fair Market Annual Minimum Rent, Tenant shall nevertheless continue to pay rent at the minimum rent set forth above. In the event the rent as determined hereunder is at variance with the rent being paid by Tenant, Tenant shall either pay the difference in a lump sum or receive a credit toward the next ensuing payments of Rent and/or additional rent, as the case may be.

(F) The Renewal Option set forth herein are personal to Chyron Corporation, and is non-transferable by operation of law or otherwise, except to an entity taking pursuant to Article 16(C) of the Lease.

2.6 End of Term. Effective as of the date hereof, Article 24 of the Lease, as modified and amended by Section 2.1.4 of the First Amendment is hereby further modified by (a) deleting the phrase "two hundred (200%) percent" in the seventh line of the language added pursuant to Section 2.1.4 of the First Amendment and inserting the phrase "one hundred fifty (150%) percent" in lieu thereof, (b) inserting the words "if the holdover lasts longer than thirty (30) days," at the beginning of clause (ii) of the language added pursuant to Section 2.1.4 of the First Amendment, (c) inserting the words "and binding" after the word "executed" in the fifteenth line of the language added pursuant to Section 2.1.4 of the First Amendment, and (d) deleting clause (iii) in the language added pursuant to Section 2.1.4 of the First Amendment in its entirety.

2.7 Taxes. Effective as of the date hereof, Article 5 of the Lease, as replaced pursuant to Section 2.1.7 of the First Amendment is hereby modified and amended by:

(A) deleting Article 5(d) in its entirety,

(B) inserting the following at the end of Article 5(e):

However, if Landlord does not institute a proceeding to reduce the taxes (a "Tax Contest") with respect to any tax year, and Tenant makes written request for Landlord to institute a Tax Contest with respect to the subject tax year, then, unless Landlord has a commercially reasonable basis to refrain from instituting a Tax Contest, Landlord shall be required to institute and prosecute a Tax Contest with respect to the subject tax year. If, as a result of a A Tax Contest, Landlord receives a refund of Taxes attributable to any tax year or tax years occurring during the Term (including the Base Year Taxes), then, provided Tenant had made full payment of Tenant's Tax Payment for all affected Escalation Years, Landlord shall recalculate each affected Tenant's Tax Payment based upon the finally determined Taxes for each affected tax year and deliver a revised Landlord's Statement to Tenant. If the Tenant's Tax Payment on the revised Landlord's Statement exceeds the amount paid by Tenant for the original Tenant's Tax Payment, then Tenant shall pay to Landlord such excess, as additional rent, within fifteen (15) days of the delivery of the revised Landlord's Statement. In the event that the amount paid by Tenant for the original Tenant's Tax Payment exceeds the amount of the revised Tenant's Tax Payment, then Landlord, at its option, shall either refund such excess to Tenant, or credit such excess to Tenant towards the next ensuing payment of Rent and/or additional rent. Landlord shall have the right to include in the calculation of Taxes (for a subsequent tax year), or to deduct from any refund that may become due to Tenant as a result of the Tax Contest, the reasonable costs and expenses incurred by Landlord in instituting and prosecuting a Tax Contest hereunder (it being understood and agreed that such costs and expenses may be a contingency fee).

(C) inserting the following at the end of Article 5(f):

In the event that Landlord delivers an invoice for additional rent due under this Article 5 more than twelve (12) months after then end of the subject escalation Year, Tenant shall have the right to pay such invoice over six (6) equal consecutive monthly installments commencing on the first day of the calendar month following the date of such invoice.

2.8 Interest on Late Payment. Effective as of the date hereof, Article 3(f) of the Lease is hereby modified and amended by deleting "1.5%" and inserting "1.0%".

2.9 Repairs, Maintenance, Floor Loads and Restrictions. Effective as of the date hereof, Article 7 of the Lease is hereby modified and amended as follows:

(A) Article 7(a) is hereby modified and amended by inserting: "and such default continues beyond the applicable notice and cure period (except in an emergency, in which case Landlord may act immediately" after the word Tenant, in the third line of the third sentence thereof;

(B) Article 7(b) is hereby modified and amended by adding the following after the end thereof:

Notwithstanding anything to the contrary set forth in the lease, Landlord's "actual costs" shall not include the following: (i) costs of selling or financing the Building and/or the Property and interest and principal payments on any mortgage or other debt instrument encumbering the Building and/or the Property; (ii) costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed; (iii) advertising and promotional expenditures; (iv) leasing commissions and attorney's fees in connection with the negotiation and preparation of leases and lease amendments/extensions with present or prospective tenants of the Building; (v) attorney's fees in connection with enforcement of a lease; (vi) costs incurred with respect to the installation of tenants' or other occupants' improvements or incurred in renovating, repairing or otherwise improving, decorating, painting, fixing, or redecorating vacant space for tenants or other occupants of the Building; (vii) expenses in connection with services which are not offered to Tenant and that portion of expenses in connection with services or other benefits for which Tenant is directly charged; (viii) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (ix) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation and management of the Building, and (x) costs which, under generally accepted accounting principles, consistently applied would be deemed capital in nature, except for Savings/Safety Capital Costs. The term "Savings/Safety Capital Costs", as used herein shall mean and refer to those capital expenditures intended to result in a savings in other Operating Costs, or which are required in order to comply with legal requirements or insurance requirements, or to materially increase the safety and security of the Building or its tenants and/or invitees Savings/Safety Capital Costs shall be included in Operating Costs for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items. If any such Savings/Safety Capital Cost shall result from the leasing of capital equipment then, in such event, the rentals and other costs paid pursuant to such leasing shall be included in operating costs for the year in which they were incurred.

(C) Article 7(c) of the Lease by inserting the following at the end thereof:

Notwithstanding anything to the contrary contained in this lease, if there exists the need for a repair in the Demised Premises for which Landlord is responsible hereunder, and Landlord has failed to either (i) commence and diligently pursue the completion of such repair or (ii) deliver written notice to Tenant disputing the necessity of, or Landlord's responsibility for, the subject repair (either such action being herein referred to as a "Landlord Repair Response"), within thirty (30) days following written notice thereof by Tenant, then Tenant may deliver a five (5) business day notice of Tenant's intention to arrange for the performance of the subject repair for the account of Landlord. If there has still not occurred a Landlord Repair Response by the expiration of the aforementioned five (5) business day period, then Tenant may arrange for the performance of the subject repair and Landlord shall reimburse Tenant for the reasonable, out-of-pocket expenses incurred by Tenant in connection therewith within thirty (30) days of Tenant's invoice therefore (together with reasonable back-up documentation). However, Tenant acknowledges and agrees that (a) the exercise by Tenant of the foregoing self-help right shall be limited to the boundaries of the Demised Premises only, and (b) if any aspect(s) of the repair or restoration work would affect, touch or concern the Building systems, then Tenant shall only engage a subcontractor(s) approved by Landlord for the performance of the subject work. In the event that Landlord fails to pay such invoice within ten (10) days after the date Tenant obtains a final, non-appealable judgment for same, Tenant may offset the amount of such invoices against ensuing payments of Rent (but in no event shall the offset against any particular installment of Rent exceed $20,000.00). Notwithstanding the foregoing, in the event of any dispute between the parties as to the necessity of, or Landlord's responsibility for, the subject repair, either party may submit such dispute to binding expedited arbitration conducted by AAA. The arbitration shall be commenced and held in the County of Suffolk at the AAA office or if none at another mutually agreeable location near the Building and shall be conducted before a single, independent arbitrator pursuant to their Streamlined Arbitration Rules and Procedures. The arbitrator must be an individual with at least ten (10) years experience in the Nassau/Suffolk commercial real estate market. The sole issue before the arbitrator shall be whether Landlord has failed to perform (or commence the performance of) a repair for which Landlord is responsible and in no event shall the arbitrator be empowered to award damages of any nature. The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(D) Article 7(e)(v) is hereby modified and amended to reflect that Tenant's thirty-two (32) reserved parking spaces shall be shown on the parking plan annexed hereto as Exhibit 2.

2.10 Requirements of Law. Effective as of the date hereof, Article 10(d) is hereby modified and amended by inserting the phrase: "except to the extent arising from the negligence or willful misconduct of Landlord, its agents, contractors and/or employees, servants, contractors, officers and/or directors" after the words "In addition," in the fifth paragraph thereof:

2.11 Insurance. Effective as of the date hereof, Article 11(c) is hereby modified and amended by inserting the following at the end of the first sentence thereof:

Landlord shall ensure that the property insurance maintained by Landlord on the Building shall be for its full replacement cost (subject to customary conditions, exclusions and deductibles).

2.12 Damage or Destruction. Effective as of the date hereof, Article 12 of the Lease is modified and amended as follows:

(A) Article 12(a) of the Lease is hereby modified and amended by inserting "or required to be carried by Landlord hereunder" after the word "insurance" in the second line thereof;

(B) Article 12(c) is hereby modified and amended by deleting the last sentence thereof and inserting the following in lieu thereof:

If Landlord shall fail to give notice to Tenant within such sixty (60) day period of its election to terminate this Lease or not, Landlord shall be deemed to have waived its right to terminate this lease as set forth in this Article 12 and shall proceed to restore the Demised Premises as required hereunder.

(C) Article 12(e) of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

(e) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this lease pursuant to Subsection (C), then Landlord shall, as soon as reasonably practicable following the occurrence of the subject fire or other casualty, deliver to Tenant written notice of Landlord's independent architect's estimated time for restoration of the Premises. If the estimated date of completion of such restoration work is more than twelve (12) months, then Tenant shall have the right to terminate this lease by written notice delivered to Landlord within thirty (30) days following receipt of such written notice by Landlord. If Landlord has elected to, or is required to, restore the Demised Premises, then, without regard to the estimated date of completion of Landlord= s restoration work, Landlord will commence and diligently complete the restoration of the Demised Premises as set forth in this Article 12. If Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto within twelve (12) months from the date of such damage or destruction, Tenant may serve notice on Landlord of its intention to terminate this lease and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date. In the case of the termination of this lease under this Article 12(e), the Rent and additional rent shall be apportioned as of such date and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

2.13. Subordination. Effective as of the date hereof, Article 13 of the Lease is hereby modified and amended as follows:

    The following is hereby inserted at the end of Article 13(a):

    Landlord shall make a written request of its current and any future mortgagee that such mortgagee enter into a subordination, non-disturbance and attornment agreement (an "SNDA") with Tenant, on such current mortgagee's standard form. The refusal of such a mortgagee to enter into an SNDA shall not effect the validity of this Lease or the provisions of this Article 13.

    The following is hereby inserted at the end of Article 13(b):

In the event that Tenant does not possess such financial information, Tenant need only provide such financial information and statements as are in Tenant's possession.

(C) Effective as of the date hereof, the following is hereby inserted at the end of the first sentence of Article 13(c):

, and (iv) containing such other accurate information as to the status of this lease as Landlord shall reasonably request

(D) Effective as of the date hereof, the following is hereby inserted at the end of Article 13(c):

Landlord shall, upon not less than ten (10) business days' prior request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, (iii) that, so far as the person making the certificate knows, Tenant is not in default under any provisions of this Lease, and (iv) containing such other accurate information as to the status of this lease as Tenant shall reasonably request.

(E) Article 13(e) is hereby deleted in its entirety.

2.14 Eminent Domain. Effective as of the date hereof, Article 15 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

EMINENT DOMAIN

15. (a) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or a substantial part of the means of access thereto, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the Term and estate hereby granted as of the date of vesting of title, or (iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinabove provided in this Article 27. For the purposes of clause (ii) above, if Tenant cannot reasonably operate its business in the portion of the Demised Premises remaining after a condemnation, such condemnation shall be deemed to be of a "substantial part of the Demised Premises". In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

(b) In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the Rent hereunder shall be apportioned as of such date.

(c) In the event of any condemnation or taking hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of non-movable fixtures owned by Tenant and for moving expenses incurred by Tenant and Tenant may file a claim for the value of its leasehold improvements, provided same does not reduce Landlord's award,. It is expressly understood and agreed that the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

2.15 Right to Sublet or Assign. Effective as of the date hereof, Article 16 of the Lease is hereby modified and amended as follows:

(A) The words "conditioned" is hereby inserted after the word "withheld" in the third line of Article 16(A); and

(B) The phrase "other than an assignment made pursuant to Article 16(c) below" is hereby inserted after the word "underletting" in the second line of Article 16(b).

2.16 Bankruptcy. Effective as of the date hereof, Article 18(a) of the Lease is hereby modified and amended by deleting "thirty (30)" in the seventh line and inserting "ninety (90)" in lieu thereof.

2.17 Default. Effective as of the date hereof, Article 19(a) of the Lease is hereby modified and amended by (a) deleting the number "twenty (20)" wherever it appears and inserting the number "thirty (30)" in lieu thereof, and (b) deleting the last sentence of Article 19(a) in its entirety.

2.18 Attorneys' Fees. Effective as of the date hereof, Article 21 of the Lease is hereby deleted and the following is inserted in lieu thereof:

PREVAILING PARTY ATTORNEYS' FEES

21. With respect to any dispute between Landlord and Tenant involving this lease which is resolved through legal proceedings or arbitration, the non-prevailing party, if evident, shall bear all reasonable fees, costs and expenses of the subject legal proceeding, including, without limitation, the reasonable attorney's fees and costs of the prevailing party.

2.19 Waiver of Counterclaim. Effective as of the date hereof, Article 22(iii) of the Lease is hereby modified and amended by inserting the word "non-compulsory" before the word "counterclaim" in the eighth line thereof.

2.20 No Waiver. Effective as of the date hereof, the following is hereby inserted as a new sentence at the end of Article 23:

The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant, or condition of this Lease shall not prevent a subsequent act, which could have originally constituted a violation from having all the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by Tenant unless such waiver be in writing signed by Tenant.

2.21 Unavoidable Delays. Effective as of the date hereof, Article 34 of the Lease is hereby deleted and the following is inserted in lieu thereof:

Unavoidable Delays

34. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority (each a "Force Majeure Event"), or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Except with respect to Tenant's monetary obligations under this lease, if, by reason of a Force Majeure Event, or any other cause beyond Tenant's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Tenant is unable to fulfill or is delayed in fulfilling any of Tenant's obligations under this lease, or any collateral instrument, no such inability or delay shall constitute a default, or relieve Landlord from any of its obligations under this lease.

2.22 Security Deposit. Upon Tenant's execution of this Agreement, Tenant shall deliver to Landlord the sum of $89,441.26 as a security deposit to be held in accordance with the provisions of this Section 2.22. Accordingly, effective as of the date hereof, the following is hereby inserted as a new Article 37 of the Lease:

SECURITY DEPOSIT

Tenant shall deposit with Landlord the sum of $89,441.26 (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. Landlord shall hold the Security Deposit in an interest bearing account. Tenant hereby agrees that, in the event Tenant defaults beyond the applicable notice and cure period in respect of any of the terms, provisions and conditions of this lease, including, without limitation, the payment of Rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit, including all interest earned thereon, if any, to the extent required for the payment of any Rent and additional rent or any other sum of which Tenant is in default beyond the applicable notice and cure period or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, without limitation, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If any portion of the Security Deposit is used, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security Deposit, together with interest earned thereon, if any (less administration expenses which Landlord is entitled to retain pursuant to Section 7-103 of the New York General Obligations Law or any successor statute), shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery by Tenant of entire possession of the Demised Premises to Landlord in accordance with the terms of this lease. In the event of a sale of the Building or the land upon which the Building is situated or the leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and, provided that such vendee or lessee expressly assumes Landlord's obligations under this lease, Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new owner or lessee for the return of said Security Deposit. Tenant hereby agrees that the provisions of this Article 37 shall apply to every transfer or assignment made of the Security Deposit by Landlord to any new owner or lessee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

2.23 Indoor Air Quality. The parties hereby acknowledge and agree that there have been certain leaks in the roof of the Building which have caused certain porous finish materials (each a "Material" and collectively, the "Materials") located in the Demised Premises (including, without limitation, sheetrock, ceiling tiles, etc.) to become wet and that Tenant has expressed concern to Landlord that the indoor air quality at the Demised Premises may be affected. The parties hereby agree that the provisions of this Section 2.23 shall control any complaints that Tenant may make about the indoor air quality at the Demised Premises. Tenant shall have the right, from time to time, at Tenant's cost and expense, to have moisture tests (employing moisture meters) performed by a licensed, reputable engineer ("Tenant's IAQ Engineer"), on the walls, ceiling tiles and other building materials located in the Demised Premises (the "Moisture Tests"). In the event that the Moisture Tests reveal that a Material is damp, and there is no visible sign of mold, Landlord shall, at Landlord's election, either dry out the Material with blowers and, if deemed advisable by Landlord, dehumidifiers, or replace the subject Material. In the event that either there is a visible evidence of mold, or the subject Material remains damp, as evidenced by a Moisture Test, following the drying of same, Landlord shall, at Landlord's expense, replace the Material. Notwithstanding the foregoing, if Tenant's Moisture Test reveals any damp Materials, Landlord shall have the right to engage its own licensed, reputable engineer ("Landlord's IAQ Engineer") to confirm the results, at its own cost and expense, of the Moisture Test. In the event of a disagreement between Tenant's IAQ Engineer and Landlord's IAQ Engineer, such dispute shall be submitted to a third licensed, reputable engineer jointly selected by Landlord's IAQ Engineer and Tenant's IAQ Engineer, which third engineer will make the determination.

ARTICLE III

Broker

3.1 Landlord and Tenant each represent to the other that this Agreement was brought about by Oxford & Simpson as broker, and that all negotiations with respect to this Agreement were conducted exclusively with said broker. Landlord and Tenant agree that if any claim is made for commissions by any other broker through or on account of any acts of a party, such party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party's reasonable attorney's fees and disbursements. The provisions of this Section 3.1 shall survive the expiration or sooner termination of the term of the Lease.

ARTICLE IV

Ratification

4.1 Tenant represents and warrants that the Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord's performance under the Lease to this date.

4.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

4.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

Landlord: RECHLER EQUITY B-1, LLC

By: REP B LLC, its managing member

By: REP MB I LLC, its managing member

By: Rechler Equity I, LLC, its managing member

By: Rechler Equity MMI, LLC, its managing member

By: Rechler Equity LLC, its managing member

By: _/s/ Mitchell Rechler_

Name: Mitchell Rechler

Title: Managing Director

Tenant: CHYRON CORPORATION

By: _/s/ Jerry Kieliszak_

Name: Jerry J. Kieliszak

Title: Senior Vice President and Chief Financial Officer

EXHIBIT 1

Landlord's Work

Exhibit 2

Parking Plan